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                                                                     Exhibit 6.A

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]


                OPINION AND CONSENT OF SCOTT V. CARNEY, FSA, MAAA



                                 April 19, 2001

Board of Directors
Provident Mutual Life Insurance Company of America
300 Continental Drive
Newark, DE  19713

         Re: Providentmutual Life and Annuity Company of America Providentmutual Variable Life Separate Account
                  File Nos. 333-82611 / 811-8722


Directors:

In my capacity as actuary to Providentmutual Life and Annuity Company of America, I have provided actuarial advice concerning and participated in the design of the Company's flexible premium variable life insurance policies (the "Policies"). I have also provided actuarial advice concerning the preparation of post-effective amendment number 2 to the Form S-6 registration statement for the Policies (File No. 333-82611) and Providentmutual Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is my professional opinion that:

         1. The illustrations of death benefits, policy account values, net cash surrender values and accumulated premiums in Appendix A of the prospectus included in the registration statement for the Policies, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear correspondingly more favorable to prospective purchasers of Policies, in the ages and underwriting classes illustrated, than to prospective purchasers of Policies at other ages and underwriting classes.
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         2.       I hereby consent to the filing of this opinion as an exhibit to post-effective amendment number 2 to the Form S-6 registration statement for the Policies and the Account.


                                                     Sincerely,

                                                     /s/ Scott V. Carney

                                                     Scott V. Carney, FSA, MAAA
                                                     Vice President and Actuary